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                                                                    Exhibit 99.1




                     APPLIED GRAPHICS TECHNOLOGIES ANNOUNCES
                                EXECUTIVE CHANGES


         NEW YORK, DECEMBER 1, 2000 - Applied Graphics Technologies, Inc. (NASDAQ: AGTX), the country's largest provider of outsourced digital media asset management services, today announced that Derek Ashley has resigned as the Company's Vice Chairman, director, Chief Executive Officer and Chief Operating Officer in order to return to his home in the United Kingdom. The Company also announced that the Board of Directors has begun the process of identifying candidates for chief executive officer, and that Joseph Vecchiolla, the Company's Senior Vice President and Chief Financial Officer, will expand his role with the Company to become Chief Operating Officer. Mr. Ashley will remain with the Company until mid-January 2001 to assist in the transition process.

         "We are extremely fortunate to have as part of our senior management an executive as talented and experienced as Joe Vecchiolla," said Mort Zuckerman, Chairman of the Board of Directors. "Mr. Vecchiolla, who has been with the Company since May of this year, has already played a critical leadership role in the Company's recently improved performance and paydown of debt, and the Board is confident that he will continue his outstanding performance in his expanded role as Chief Operating Officer."

         Mr. Zuckerman added, "Since joining the Company in May 1999 in connection with the Wace acquisition, Mr. Ashley has applied his efforts diligently to integrating the Company's operations, improving the Company's performance and reducing the Company's debt. We have started to see the results of his efforts, with the Company having just reported its first period of positive earnings in five quarters. Although the Company still faces challenges, we believe that Mr. Ashley has helped to put the Company on the right track."

         Applied Graphics Technologies, Inc. provides digital media production services across all forms of media, including print, broadcast and the Internet and is a leading application service provider for the on-line management of brands. AGT offers a variety of digital imaging and related services to major corporations, which include magazine and newspaper publishers, advertisers and their agencies, entertainment companies, catalogers, retailers, and consumer goods and packaging companies. From locations across the United States, the United Kingdom and Australia, AGT supplies a complete range of services that are tailored to provide solutions for specific customer needs, with a focus on improving and standardizing the management and delivery of visual communications for clients on a local, national and international basis. Additionally, AGT provides a wide range of advertising and marketing-related creative services for customers, primarily in retailing. These services include assistance in creation of newspaper advertising campaigns, development of in-store and collateral media and photographic services. AGT also provides content management and the volume reproduction and distribution of television and radio commercials to broadcast and cable media for ad agencies and their clients. Finally, through its Devon Publishing Group, AGT is a leading publisher of alternative greeting cards, calendars and fine art and other prints and wall decor items.

         Certain statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward-looking statements. Such factors are described in the Company's SEC filings, including its quarterly reports on Form 10-Q and its annual reports on Form 10-K and Form 10-K/A.

         Additional information about Applied Graphics Technologies can be obtained by visiting the AGT website: http://www.agt.com.